July 8, 1996


FX Drilling Company, Inc.
Attn:  Mr. David N. Pierce
3006 Highland Dr., Suite 206
Salt Lake City, UT 84106


                         Re:  CENEX Contract No:  FX-94-P90243
                              Amendment #3

Gentlemen:

In accordance with our mutual understanding, it is hereby agreed that effective 7:00 A.M., July 1, 1996, the above referenced contract, dated July 8, 1994, and the existing amendments thereto, shall be amended to read as follows:

PAYMENTS:

EFFECTIVE June 1, 1996 payment will be based on gauged run tickets per load for all properties except MT 9118, Tract 84 will be based off of operators meter at lease on a P/L ticket for beginning and ending month totalizers. Effective July 1, 1996, Tract 84 will be purchased off operators meter at the lease based on a PER LOAD basis.

Except as herein provided, all terms and provisions of said contract and amendment(s) thereto, shall remain in full force and in effect as written.

If this amendment meets with your understanding of our Agreement, please execute and retain one copy for your records and return two copies to our office.
CENEX, will then execute and return one copy fully executed copy to you for your records.


AGREED TO AND ACCEPTED ON THIS 16th day of  July, 1996


                                        Yours very truly,

FX DRILLING COMPANY, INC.               CENEX, Inc.

BY:  /s/ David N. Pierce, President     /s/ Paul H. Mutter,
                                        Manager, Lease Crude
                                        Purchasers and Operations
                                        Raw Material Marketing &
                                        Supply